Corillian Reports Fourth Quarter and Year-end 2005 Results
Corillian has record bookings quarter, positioning company for growth in 2006
PORTLAND, Ore. – Feb. 9, 2006 – Corillian Corp. (NASDAQ: CORI), the top provider of online banking, online payments and anti-fraud solutions to the financial services industry, today reported financial results for the fourth quarter and year ended December 31, 2005.
Revenues for the fourth quarter were $13.8 million, compared to $11.9 million for the third quarter of 2005. Net loss for the fourth quarter was $39,000, resulting in diluted earnings per share of ($0.00), compared to a net loss of approximately $60,000 for the third quarter of 2005, which resulted in a net loss of diluted earnings per share of ($0.00). Net income before amortization of acquisition-related intangible assets for the fourth quarter was $384,000, resulting in net income of $0.01 in diluted earnings per share. This compares to net income before amortization of acquisition-related intangible assets of $161,000 in the third quarter of 2005, resulting in $0.00 earnings per share. A reconciliation of GAAP results to pro forma results is provided as part of this press release.
Revenues for 2005 were $49.2 million, compared to $50.8 million for 2004. Net income for 2005 was $2.7 million, resulting in diluted earnings per share of $0.06. This compares to net income of $10.5 million in 2004, resulting in diluted earnings per share of $0.26. Net income before amortization of acquisition-related intangible assets for 2005 was $3.3 million, resulting in net income of $0.08 in diluted earnings per share. This compares to net income before amortization of acquisition-related intangible assets of $10.5 million in 2004, resulting in $0.26 earnings per share.
Cash and investment balances as of Dec. 31, 2005 were $25.5 million, compared to $39.4 million at the end of 2004. This reduction is attributable to cash used to acquire InteliData Technologies Corporation and qbt Systems Inc.
“We’ve made tremendous progress toward our goals of increasing the size of our addressable market and improving the predictability of our business model,” said Alex Hart, president and CEO of Corillian. “The fourth quarter was our most successful to date from a sales perspective, resulting in an increase in backlog to a record $43 million. We acquired nine new customers in the fourth quarter, including six online banking and bill payment customers, and sold upgrades and additional products to several existing customers, including products we began selling in August with the close of the InteliData and qbt acquisitions. Our momentum has continued into the first quarter, with three deals already closed and solid opportunities for additional closings in the quarter. We have consciously chosen to pursue more subscription-based deals, trading near term profitability and revenue for sustainable long-term growth. We firmly believe that we are moving our business model in the right direction.”
Recent Highlights
•	Wachovia, the fourth largest bank in the U.S., successfully converted to the Corillian Voyager platform and Corillian Consumer Banking application. The new Wachovia online banking site was recently ranked #1 in Change Sciences’ Customer Experience benchmarking report. The addition of Wachovia’s customer base will contribute to Corillian’s industry leading share of the online banking software market, currently approaching 30 million end users.
•	In the fourth quarter, Corillian signed six new online banking customers: two international customers, Bank Leumi in Israel and Russian Standard Bank, three credit unions and a $4 billion community bank.
•	Corillian signed nine deals for its Corillian Intelligent Authentication™ product during the fourth quarter. Since its release in October of 2005, 14 leading financial institutions have reviewed various authentication solutions available in the market and selected Corillian’s Intelligent Authentication as the solution of choice to deliver strong, FFIEC-compliant online authentication services to their online banking users.
•	A top 30 U.S. bank selected the Corillian Interpose Payments application to help expand its online bill payment services during the fourth quarter. The Corillian Interpose Payments application was integrated into Corillian’s suite of products after the acquisition of InteliData Technologies Corp.
•	In 2005, Corillian also acquired qbt Systems, adding 15 new credit union customers, including three of the top 10, to Corillian’s already strong list of top credit unions. The qbt acquisition also brought the company integration technology and expertise that have significantly reduced the cost of implementing new customers, facilitating Corillian’s move to address a broader segment of the market.
•	Corillian Corporate Banking was recently rated favorably against some of the top online corporate banking solutions in the industry in an annual Cash Management Website Benchmarking Study conducted by Greenwich Associates, a strategic financial services research firm.
•	In 2005, Corillian was awarded global security certification under security standard BS:7799, the most widely-recognized framework and standard for developing and certifying a company’s security management system. Corillian is the first U.S. online banking company to receive this certification and one of only 23 U.S. business organizations to be certified under the standard.
Financial Outlook
Corillian will continue to invest in the products and processes necessary to substantially improve the predictability and long-term profitability of its business model. The near-term impact of this shift will be increases in revenue backlog, but delayed improvement in revenue and earnings growth. The company anticipates that first quarter 2006 revenues will be in the range of $13 to $15 million and GAAP EPS will range from a net loss of ($0.04) to $0.00 per diluted share, based on the current backlog of projects in implementation and potential deals in our sales pipeline. Per share pro forma results, excluding the amortization of intangible assets related to acquisitions, are expected to range from a loss of ($0.02) to a profit of $0.02.
Included in its GAAP diluted per share guidance, Corillian anticipates a compensation charge of approximately $600,000 to $800,000 in the first quarter of 2006 associated with the expensing of stock options in accordance with FAS 123R and the amortization of approximately $400,000 of acquisition-related intangible assets.
Reconciliation of GAAP results to Pro Forma Results
Corillian provides pro forma operating results as a supplement to its GAAP financial results. Corillian believes that pro forma results provide investors and management with a representation of Corillian’s core operating performance that can be helpful in assessing future growth.

Corillian’s pro forma results exclude the following charges and benefits, net of any related tax impact, from Corillian’s statements of operations when applicable:
•	Stock-based compensation
•	Amortization of intangible assets
•	Restructuring-related charges
•	Merger-related charges
•	Impairment charges related to acquisition-related intangible assets
A detailed calculation of pro forma net income and pro forma net income per share is included in the attached reconciliation of GAAP net income to pro forma net income. The GAAP net income and pro forma net income per share are included in the attached condensed consolidated statement of operations.
Corillian will hold a conference call at 5:00 p.m. EST on February 9, 2006 to discuss the quarterly results and business outlook. Investors and other interested parties can listen to the conference call over the Internet at Corillian’s corporate Web site at http://www.corillian.com/investors.
About Corillian Corporation
Corillian is the market leader of online banking, bill payment and fraud prevention applications to the financial services industry. With 28 of the top 100 U.S. banks and 20 of the top 100 U.S. credit unions as customers, Corillian serves over 25 percent of the online banking community. Corillian provides the most flexible, scalable and secure set of online banking applications across multiple lines of business, integrating best-practice functionality developed for some of the most innovative financial institutions in the world. Corillian features integrated applications across Consumer Banking, Small Business Banking, Wealth Management, Credit Card Management, and Corporate Cash Management, as well as enterprise wide solutions, including Fraud Detection, Payments Warehouse, Alerts, eStatements, and OFX. Corillian’s fraud prevention solutions use Preemptive Forensics™ to protect web sites from phishers, hackers, and fraudsters. Corillian’s strong authentication solution provides a low-cost solution for multi-factor authentication while maintaining high user satisfaction. Empowered by Corillian solutions, some of the world’s most visionary financial institutions provide their customers with the tools to manage their finances more effectively and securely. For more information about Corillian Corporation, visit the company’s Web site at http://www.corillian.com.

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Matters discussed in this release may include forward-looking statements that involve risks and uncertainties, and actual results may be materially different. For example, statements regarding Corillian’s business outlook and prospects for success in the online financial software and services industry are forward-looking. Factors that could cause actual results to differ include the risk that Corillian’s solutions do not continue to gain market acceptance, that Corillian fails to sign new customers, that Corillian’s existing customers do not continue to demand products and services from Corillian, that Corillian’s customers experience performance problems or security breaches using Corillian’s solutions, that Corillian’s partners are not able to fulfill their contractual obligations to Corillian and such failure negatively impacts Corillian customers, that Corillian does not recognize an increased percentage of license and maintenance revenues, that Corillian encounters significant problems in implementing its software for its customers or significant delays in developing software for its customers, that Corillian incurs significant legal expenses or losses in lawsuits, that financial institutions are affected by adverse government regulations or market condition and that Corillian’s estimate of stock-based compensation expense changes as a result of final implementation of FAS 123R. Other risks include those stated in Corillian’s reports and other documents filed from time to time with the Securities and Exchange Commission including its report on Form 10-Q for the quarter ended September 30, 2005.
For more information contact:
Steve Shaw ï Corp. Communications Manager ï Corillian Corporation ï e-mail: sshaw@corillian.com ï Phone: (503) 629-3770
Paul Wilde ï Chief Financial Officer ï Corillian Corporation ï e-mail: pwilde@corillian.com ï Phone: (503) 629-3300

CORILLIAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Quarter Ended

	December 31,	December 31,
	2005	2004

Revenues	$13,761	$13,151
Cost of revenues	6,476	4,155

Gross profit	7,285	8,996

Operating expenses:

Sales and marketing	2,398	1,933
Research and development	2,933	2,071
General and administrative	2,231	1,627

Total operating expenses	7,562	5,631

Income (loss) from operations	(277)	3,365
Other income (expense), net	236	(39)

Income (loss) before income taxes	(41)	3,326

Income taxes	(2)	50

Net income (loss)	$(39)	$3,276

Basic net income (loss) per share	$(0.00)	$0.09

Diluted net income (loss) per share	$(0.00)	$0.08

Shares used in computing basic net income per share	44,680	38,295

Shares used in computing diluted net income per share	44,680	40,827

RECONCILIATION OF GAAP NET INCOME (LOSS) TO PRO FORMA NET INCOME (1)

GAAP net income (loss)	$(39)	$3,276
Amortization of acquisition-related intangibles included in cost of revenues	379	—
Amortization of acquisition-related intangibles included in sales and marketing	44	—

Pro forma net income	$384	$3,276

Diluted pro forma net income per share	$0.01	$0.08

Shares used in computing diluted pro forma net income per share	45,456	40,827

(1)	See explanation above regarding the Company’s practice on reporting pro forma results.

CORILLIAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Year Ended

	December 31,	December 31,
	2005	2004

Revenues	$49,220	$50,794
Cost of revenues	20,296	18,449

Gross profit	28,924	32,345

Operating expenses:

Sales and marketing	7,850	7,291
Research and development	10,789	6,690
General and administrative	8,429	6,688
Impairment charge	—	491

Total operating expenses	27,068	21,160

Income from operations	1,856	11,185
Other income (expense), net	858	(545)

Income before income taxes	2,714	10,640

Income taxes	61	160

Net income	$2,653	$10,480

Basic net income per share	$0.06	$0.28

Diluted net income per share	$0.06	$0.26

Shares used in computing basic net income per share	41,039	37,727

Shares used in computing diluted net income per share	42,146	40,474

RECONCILIATION OF GAAP NET INCOME TO PRO FORMA NET INCOME (1)

GAAP net income	$2,653	$10,480
Amortization of acquisition-related intangibles included in cost of revenues	579	—
Amortization of acquisition-related intangibles included in sales and marketing	65	—

Pro forma net income	$3,297	$10,480

Diluted pro forma net income per share	$0.08	$0.26

Shares used in computing diluted pro forma net income per share	42,146	40,474

(1)	See explanation above regarding the Company’s practice on reporting pro forma results.

CORILLIAN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2005	December 31, 2004

ASSETS

Current assets:
Cash and investments	$25,522	$39,350
Accounts receivable, net	12,063	8,218
Revenue in excess of billing	2,387	1,363
Other current assets	3,307	1,902

Total current assets	43,279	50,833

Property and equipment, net	3,548	3,800
Goodwill	26,899	—
Intangibles, net	3,856	—
Other assets	1,757	636

Total assets	$79,339	$55,269

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$6,261	$3,447
Deferred revenue	15,522	16,630
Current portion of long-term debt and capital lease obligations	3	296
Other current liabilities	1,882	1,043

Total current liabilities	23,668	21,416

Long-term debt and capital lease obligations, less current portion	—	629
Other long-term liabilities	938	622

Total liabilities	24,606	22,667

Shareholders’ equity:
Common stock	149,447	129,969
Accumulated other comprehensive income	61	61
Accumulated deficit	(94,775)	(97,428)

Total shareholders’ equity	54,733	32,602

Total liabilities and shareholders’ equity	$79,339	$55,269

CORILLIAN CORPORATION
SUPPLEMENTAL INFORMATION
(unaudited)

Full year 2005 license revenues were $11.0 million, or 22% of total revenue, as compared to $20.9 million, or 41% of total revenue, in 2004. License block sales in 2005 were $3.5 million, as compared to $5.1 million in 2004.
License revenues for the fourth quarter of 2005 were $2.2 million, or 16% of total revenues, as compared to $5.0 million, or 38% of total revenues, in the fourth quarter of 2004. License block sales in the fourth quarter of 2005 were approximately $0.5 million, as compared to approximately $2.9 million in license block sales in the fourth quarter of 2004.
Corillian’s revenue backlog was $43.0 million as of December 31, 2005, compared to $32.4 million at the end of the fourth quarter of 2004. Revenue backlog represents contractual customer commitments, including fees for licenses, professional services, maintenance, hosting and subscriptions. Backlog is not necessarily indicative of revenues to be recognized in any given future period. For example, some of the fees reflected in backlog may be accounted for as funded research and development, depending on the nature of the work to be performed by Corillian. There are many factors that would impact Corillian’s filling of backlog, such as its progress in completing projects for its customers, Corillian’s customers’ meeting anticipated schedules for customer-dependent deliverables, and Corillian’s customers’ satisfying their contractual obligations. Corillian provides no assurances that any portion of its backlog will be filled during any fiscal year or at all or that its backlog will be recognized as revenues in any given period.
Total headcount as of December 31, 2005 was 305, compared with 224 as of December 31, 2004.
The actual total number of shares outstanding as of December 31, 2005 was 44.7 million shares.